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ATSG Reports Results for Fourth Quarter 2012
Projects Improving Adjusted EBITDA Trend for 2013

WILMINGTON, Ohio, February 27, 2013 - Air Transport Services Group, Inc. (NASDAQ:ATSG), a leading provider of air cargo transportation and related services to air carriers and other companies, today reported financial results as follows:

•	Per-share net earnings from continuing operations of 19 cents in fourth quarter, 65 cents in 2012;

•	Adjusted EBITDA* of $42.6 million in fourth quarter 2012 exceeded our November 2012 guidance by 6 percent;

•
Adjusted EBITDA* Outlook: Baseline of $175 million to $180 million for 2013, with improving trend after first quarter, and an 8-10 percent incremental growth opportunity above 2013 baseline under aircraft deployment goals.

Fourth-quarter and full-year financial results for 2012, as compared with 2011, are summarized below:

Summary GAAP Results
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except per share amounts)	2012	2011	Chg.	2012	2011	Chg.
Revenues	$154.6	$166.5	$(11.9)	$607.4	$730.1	$(122.7)
Pre-tax Earnings from Continuing Operations	$18.4	$23.3	$(4.9)	$66.3	$40.9	$25.4
Net Earnings (Loss) from Continuing Operations	$12.2	$13.5	$(1.3)	$41.6	$23.9	$17.7
Earnings (Loss) Per Share from Continuing Operations	$0.19	$0.21	$(0.02)	$0.65	$0.37	$0.28
Adjusted (non-GAAP) Results *
Revenues excluding Reimbursed Expenses	$137.3	$143.8	$(6.5)	$532.5	$569.5	$(37.0)
Adjusted Pre-tax Earnings from Continuing Operations	$17.5	$22.7	$(5.2)	$64.4	$75.8	$(11.4)
Adjusted EBITDA from Continuing Operations	$42.6	$48.1	$(5.5)	$163.2	$180.8	$(17.6)

*	More detailed financial results and changes in our aircraft fleet, including a table defining and reconciling adjusted results to comparable GAAP measures, are provided at the end of this release.

Joe Hete, President and CEO of ATSG, said, "We exceeded our target for Adjusted EBITDA in the fourth quarter of 2012, and began 2013 with the best aircraft fleet in our history, fewer capital commitments for our cash flow, and a strong balance sheet. I am optimistic that we can grow Adjusted EBITDA significantly this year from our current base of business alone, and will do even better if we achieve our aircraft deployment targets.”

In 2011, ATSG's results included revenues and earnings from D.B. Schenker, a global logistics provider that ATSG had supported via a dedicated air-cargo network. Pre-tax 2011 earnings included $27.1 million in third-quarter impairment charges stemming from the termination of that network. ATSG had no Schenker-related revenues or earnings in 2012.

Operating Results
Aircraft Leasing

Pre-tax fourth-quarter earnings for Cargo Aircraft Management (CAM) were $17.7 million, up 6 percent from the year-earlier period. Revenues increased 2 percent to $39.5 million.

At the end of 2012, CAM owned 48 aircraft in serviceable condition, including 20 leased to external customers and 28 leased to its ATSG airline affiliates. In the fourth quarter, CAM retired all of its DC-8 and Boeing 727 freighters, and completed modification of one 767-300 freighter.

In 2013, CAM expects to complete modification of one 757 freighter and two 767-300 freighters. A previously modified 757 combi (combination passenger/freighter) is completing certification testing. In December, CAM agreed to purchase three additional 757 combis. The four 757 combis will replace CAM's four DC-8 combi aircraft by mid-year, yielding an ATSG fleet that will consist entirely of Boeing 757 and 767 aircraft.

The 757s and 767s are more fuel efficient and reliable than competing freighter aircraft, share a common pilot type rating, and require only a two-person flight crew. Standardization of the fleet, most of which has been modified and modernized within the last five years, will reduce ATSG's aggregate operating expenses and increase service reliability, crew assignment flexibility, and maintenance efficiency. ATSG's aircraft fleet at year-end 2011 and 2012, and its current outlook for aircraft in service at the end of 2013, are summarized in the final table at the end of this release.
ACMI Services
Fourth quarter revenues for ATSG's airline operations were $103.6 million, excluding fuel and other reimbursed expenses, down from $108.3 million in the fourth quarter of 2011. A fourth-quarter pre-tax loss of $3.0 million was down from a $1.8 million pre-tax profit in the fourth quarter of 2011.
As previously reported, D.B. Schenker's North American air freight network agreements with ATSG ended in December 2011. The ACMI Services segment results for the fourth quarter and all of 2012 primarily reflect the loss of the Schenker business. Schenker's contribution to fourth-quarter 2011 airline services revenues was $11.9 million excluding reimbursed amounts, and $85.7 million for all of 2011.
As throughout 2012, delayed aircraft deployments affected fourth-quarter operating results for ACMI Services. Significant new-business operations did not commence when anticipated, leading to lower than expected revenues.
By the end of the first quarter of 2013, ATSG expects to complete the merger of Air Transport International (ATI) and Capital Cargo International Airlines (CCIA), the airlines that had served Schenker. In anticipation of that merger, some of their operations have moved to Wilmington, Ohio, and their staffing levels have been reduced. The most significant operating savings from the merger will occur in the second half of 2013.
In the fourth quarter of 2012, a new two-year service award for combi service for the U.S. military took effect. In December, ATSG agreed to purchase three Boeing 757 combis, one in the fourth quarter and two in the first quarter of 2013. All four 757 combis, including one 757 combi acquired earlier and undergoing certification, are expected to enter service at mid-year.
Significantly, ATSG announced last month the deployment of four Boeing freighters, including one 757 and three 767s, into DHL's domestic network. Those aircraft replace Boeing 727 freighters that were retired at year-end. ATI also extended agreements for three 767s operating in DHL's network in the Mideast.
Fourth-quarter ACMI block hours were down 5 percent overall from a year ago, but increased 2 percent excluding block hours operated for Schenker in the fourth quarter of 2011.
Other Activities
Fourth-quarter revenues from ATSG's other businesses increased 9 percent, to $30.5 million, before the elimination of inter-company results. Pre-tax profit from other activities was $3.0 million, down 30 percent from the year-earlier quarter.
During the fourth quarter, ATSG announced an agreement with the Clinton County (Ohio) Port Authority for the lease of a new 100,000-square-foot hangar facility the port authority will construct at the Wilmington Air Park. Airborne Maintenance & Engineering Services will lease the new hangar on a long-term basis, expanding its ability to provide maintenance, repair and overhaul services to both ATSG and third-party aircraft, beginning in early 2014.

Outlook for 2013

ATSG projects that under current customer agreements and operating levels, and with synergies from the merger of ATI and CCIA, it will generate between $175 and $180 million in Adjusted EBITDA in 2013, compared with $163 million in 2012. First-quarter 2013 EBITDA year-over-year gains are expected to be consistent with the percentage gain for 2013 as a whole. ATSG also projects that its Adjusted EBITDA could increase an additional 8 to 10 percent from the 2013 baseline range, assuming achievement of its aircraft deployment goals.

ATSG has no current plans to acquire aircraft in 2013 other than the previously announced purchase of two Boeing 757 combis. As a result, we expect capital spending to decline approximately $45 million from 2012, to approximately $110 million in 2013.

Hete concluded, “The current market continues to complicate forecasting the timing of aircraft deployments we are discussing with our customers. However, if those programs move forward as current discussions would indicate, 2013 could turn out to be a very good year for our shareholders.”

Conference Call
ATSG will host a conference call on Thursday, February 28, 2013, at 10:00 a.m. Eastern time to review its financial results for the fourth quarter of 2012. Participants should dial 888-895-5271 and international participants should dial 847-619-6547 ten minutes before the scheduled start of the call and ask for conference pass code 34302564. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.

A replay of the conference call will be available by phone on Thursday, February 28, 2013, beginning at 2:00 p.m. and continuing through Thursday, March 7, 2013, at 888-843-7419 (international callers 630-652-3042); use pass code 34302564#. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the costs and timing associated with the modification and certification testing of Boeing 767 and Boeing 757 aircraft, the timing associated with the deployment of aircraft among customers, ATSG's effectiveness in restructuring its airline operations affected by D.B. Schenker's restructuring of its U.S. air cargo operations, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUES	$154,552	$166,465	$607,438	$730,133

OPERATING EXPENSES
Salaries, wages and benefits	48,817	48,338	184,644	188,884
Fuel	13,966	19,858	53,928	150,003
Maintenance, materials and repairs	22,405	19,503	97,540	86,929
Depreciation and amortization	21,606	22,198	84,477	91,063
Landing, ramp, rent and insurance	13,337	14,602	49,659	57,140
Travel	5,521	7,532	22,683	28,335
Other operating expenses	7,911	8,525	35,819	38,006
Impairment of aircraft, goodwill and acquired intangibles	—	—	—	27,144
	133,563	140,556	528,750	667,504

OPERATING INCOME	20,989	25,909	78,688	62,629
OTHER INCOME (EXPENSE)
Interest income	32	51	136	179
Interest expense	(3,497)	(3,237)	(14,383)	(14,181)
Unrealized gain/(loss) on derivative instruments	923	556	1,879	(4,881)
Write off of unamortized debt issuance costs	—	—	—	(2,886)
	(2,542)	(2,630)	(12,368)	(21,769)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18,447	23,279	66,320	40,860
INCOME TAX EXPENSE	(6,236)	(9,749)	(24,672)	(16,995)

EARNINGS FROM CONTINUING OPERATIONS	12,211	13,530	41,648	23,865

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(198)	(599)	(774)	(673)
NET EARNINGS	$12,013	$12,931	$40,874	$23,192

EARNINGS PER SHARE - Basic
Continuing operations	$0.19	$0.21	$0.66	$0.38
Discontinued operations	—	(0.01)	(0.02)	(0.01)
NET EARNINGS PER SHARE	$0.19	$0.20	$0.64	$0.37

EARNINGS PER SHARE - Diluted
Continuing operations	$0.19	$0.21	$0.65	$0.37
Discontinued operations	—	(0.01)	(0.02)	(0.01)
NET EARNINGS PER SHARE	$0.19	$0.20	$0.63	$0.36

WEIGHTED AVERAGE SHARES
Basic	63,525	63,336	63,461	63,284
Diluted	64,244	64,109	64,420	64,085

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,442	$30,503
Accounts receivable, net of allowance of $749 in 2012 and $434 in 2011	47,858	42,278
Inventory	9,430	8,906
Prepaid supplies and other	8,855	9,785
Deferred income taxes	19,154	31,548
Aircraft and engines held for sale	3,360	9,831
TOTAL CURRENT ASSETS	104,099	132,851

Property and equipment, net	818,924	748,913
Other assets	20,462	18,579
Intangibles	5,146	6,396
Goodwill	86,980	86,980
TOTAL ASSETS	$1,035,611	$993,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,521	$48,360
Accrued salaries, wages and benefits	22,917	23,226
Accrued expenses	8,502	10,291
Current portion of debt obligations	21,265	13,223
Unearned revenue	10,311	12,487
TOTAL CURRENT LIABILITIES	99,516	107,587
Long term debt obligations	343,216	333,681
Post-retirement liabilities	185,097	185,562
Other liabilities	62,104	54,212
Deferred income taxes	46,422	42,530

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,130,056 and 64,015,789 shares issued and outstanding in 2012 and 2011, respectively	641	640
Additional paid-in capital	523,087	520,613
Accumulated deficit	(107,185)	(148,059)
Accumulated other comprehensive loss	(117,287)	(103,047)
TOTAL STOCKHOLDERS’ EQUITY	299,256	270,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,035,611	$993,719

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
CAM Leasing	$39,492	$38,534	$154,565	$140,469
ACMI Services
Airline services	103,587	108,342	404,053	444,778
Reimbursables	17,264	22,669	74,940	160,683
Total ACMI Services	120,851	131,011	478,993	605,461
Other Activities	30,467	28,042	112,343	105,284
Total Revenues	190,810	197,587	745,901	851,214
Eliminate internal revenues	(36,258)	(31,122)	(138,463)	(121,081)
Customer Revenues	$154,552	$166,465	$607,438	$730,133

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	17,680	16,726	68,499	59,982
ACMI Services	(2,960)	1,768	(14,503)	6,576
Asset impairments	—	—	—	(27,144)
Other Activities	3,048	4,330	11,650	11,331
Net, unallocated interest expense	(244)	(101)	(1,205)	(2,118)
Net gain (loss) on derivative instruments	923	556	1,879	(4,881)
Write off of unamortized debt issuance costs	—	—	—	(2,886)
Total Pre-tax Earnings	$18,447	$23,279	$66,320	$40,860

Adjustments to Pre-tax Earnings
Add Asset impairment charges	—	—	—	27,144
Less Net (Gain) Loss on derivative instruments	(923)	(556)	(1,879)	4,881
Add Write-off of unamortized debt issuance costs	—	—	—	2,886
Adjusted Pre-tax Earnings	$17,524	$22,723	$64,441	$75,771

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognized losses for certain interest rate swaps which had been designated as hedges of the previous debt. Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses. The decline in reimbursable revenues during 2012 compared to 2011 reflects the discontinuation of D.B. Schenker's air network in the fourth quarter of 2011.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes plus derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Earnings from Continuing Operations Before Income Taxes	$18,447	$23,279	$66,320	$40,860
Interest Income	(32)	(51)	(136)	(179)
Interest Expense	3,497	3,237	14,383	14,181
Depreciation and Amortization	21,606	22,198	84,477	91,063
EBITDA from Continuing Operations	$43,518	$48,663	$165,044	$145,925
Add Asset impairment charges	—	—	—	27,144
Less Net (Gain) Loss on derivative instruments	(923)	(556)	(1,879)	4,881
Add Write-off of unamortized debt issuance costs	—	—	—	2,886

Adjusted EBITDA from Continuing Operations	$42,595	$48,107	$163,165	$180,836

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations plus asset impairment charges, plus net derivative losses, less derivative gains, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.
Note: A reconciliation of the forward-looking Adjusted EBITDA projections presented in the text of this release is not provided, because of the number of variables in our projected GAAP financial components.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
	December 31,			December 31,			December 31,
	2011			2012			2013 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	3	2	1	7	5	2	9	7	2
B757-200	3	3	—	3	3	—	4	4	—
B757 Combi	—	—	—	—	—	—	4	4	—
DC-8	3	3	—	—	—	—	—	—	—
DC-8 Combi	4	4	—	4	4	—	—	—	—
B727-200	4	4	—	—	—	—	—	—	—
Total Aircraft In-Service	57	52	5	54	48	6	57	51	6

Owned Aircraft In Serviceable Condition
	December 31,			December 31,			December 31,
	2011			2012			2013 Projected

ATSG airlines		31			28			30-32
External customers		21			20			19-21
		52			48